Exhibit 10.8

PERFORMANCE UNIT AGREEMENT

FOR AWARDS GRANTED IN 2025

PERFORMANCE UNIT AGREEMENT (the “Agreement”) dated as of the Grant Date set forth in the 2025 Long-Term Incentive Plan Overview (the “Notice of Grant”), between Domtar Corporation (the “Company”), its Affiliates and the participant whose name appears in the Notice of Grant in each individual packet (the “Participant”).

1.
Grant of Performance Units. The Company confirms its grant to the Participant, effective as of the Grant Date, the number of Performance Units specified in the Notice of Grant delivered by the Company to the Participant. This Agreement is subordinate to, and the terms and conditions of the Performance Units granted hereunder are subject to, the terms and conditions of the Domtar Corporation Amended and Restated Long-Term Incentive Plan (the “Plan”), which are incorporated by reference herein. If there is any inconsistency between the terms hereof or the terms in the Notice of Grant and the terms of the Plan, the terms of the Plan shall govern. Any capitalized terms used herein without definition shall have the meanings set forth in the Plan. The Performance Units shall be considered Performance Awards under the Plan.

2.
Vesting of Performance Units.

a)
Vesting. Except as otherwise provided in this Section 2, the Performance Units shall become vested, if at all, on the vesting date(s) set forth in the Notice of Grant (each, a “Vesting Date”), subject to the continued employment of the Participant by the Company through such date, and to the achievement of the Performance Goals (the “Goals”) established by the Plan Administrator pursuant to the Plan for the Performance Units for the Performance Cycle and/or related Performance Measurement Period(s) set forth in the Notice of Grant. As soon as feasible after the end of each Performance Cycle or, as applicable, after the end of the Performance Measurement Period, the Plan Administrator will determine whether the Goals have been satisfied, in whole or in part. Based upon the foregoing determination, the number of Performance Units will vest on the Vesting Date on a percentage basis, as set forth in the Notice of Grant. Performance Units that have not vested by the Vesting Date in accordance with this Section 2 shall be forfeited for no consideration and without any further action required by either the Participant or the Company and its Affiliates

Exhibit 10.8

b)
Termination of Employment.

i.
Death.
A.
During a Performance Cycle. If the Participant’s employment with the Company or any Affiliate terminates due to the Participant’s death during the Performance Cycle, the Participant shall become vested in a pro-rata number of Performance Units and entitled to receive a number of Performance Units based on actual Goal achievement for any Performance Measurement Periods completed before the date of death and target Goal achievement for any Performance Measurement Periods not completed before the date of death. Such pro-rata number of the Performance Units shall be equal to (A) the total number of granted Performance Units under Section 1 multiplied by (B) a fraction, the numerator of which shall be number of days elapsed from the commencement of the Performance Cycle through the end of the calendar year that contains the Participant’s date of death and the denominator of which shall be the number of days in the Performance Cycle. Such vested Performance Units, if any, shall be paid to the Participant’s beneficiary or estate as provided in Section 3, and any Performance Units that do not vest in accordance with the foregoing sentence shall be forfeited and canceled for no consideration as of the date of the Participant’s Termination of Service without any further action required by either the Participant or the Company and its Affiliates.

B.
Following a Performance Cycle, Prior to Settlement. If the Participant’s employment is terminated due to death after the end of any Performance Cycle but prior to the settlement date, the Participant’s estate shall be entitled to receive, and such Performance Units shall be deemed vested to the extent of, the number of Performance Units that would have been payable with respect to the Performance Units relating to such Performance Cycle had the Participant’s Service continued until the settlement date, subject to achievement of the Goals, and the remainder of such Performance Units shall be forfeited and canceled for no consideration as of the date of the Participant’s Termination of Service without any further action required by either the Participant or the Company and its Affiliates.

Exhibit 10.8

ii.
Disability or Retirement. If the Participant’s employment is terminated due to Disability or Retirement prior to the Vesting Date, then, on the Vesting Date the Participant shall be deemed vested to the extent of the number of Performance Units that would have vested had the Participant’s Service continued until the Vesting Date, subject to achievement of the Goals, multiplied by a fraction, the numerator of which is the number of days elapsed from the commencement of the Performance Cycle through the date of the Participant’s termination due to Disability or Retirement, as applicable, and the denominator of which is the number of days in the Performance Cycle, and the remainder of the Performance Units shall be forfeited and canceled for no consideration as of the date of such termination due to Disability or Retirement, as applicable. The Plan Administrator may, in its discretion, condition any such vesting on the Participant first providing the Company and its Affiliates with a release of claims in such form as the Plan Administrator may require.

iii.
Any Other Reason. If the Participant’s employment is terminated prior to the Vesting Date for any reason other than those specified in Section 2(b)(i)-(iii), all Performance Units shall immediately be forfeited and canceled for no consideration effective as of the date of the Participant’s Termination of Service.

c)
Change in Control. In the event of a Change in Control, then the Performance Units shall vest as set forth in the Plan.

d)
Plan Administrator Discretion. Notwithstanding anything contained in this Agreement to the contrary, the Plan Administrator, in its sole discretion, may accelerate the vesting with respect to any Performance Units under this Agreement, at such times and upon such terms and conditions as the Plan Administrator shall determine.

3.
Settlement of Performance Units. Subject to Section 5(d), the Company or its Affiliates shall deliver to the Participant in cash, the value of each outstanding Performance Unit that has vested as provided in Section 2 on the first to occur of (i) as soon as practicable after the date that the Plan Administrator determines that the Goals for the last Performance Cycle(s) have been satisfied, but in no event later than 2½ months after the end of the Performance Cycle and (ii) in the event of a Termination of Service due to death, the earlier of (a) the date the Performance Units would have been paid had the Participant remained in Service through the

Exhibit 10.8

original payment date and (b) January 31 of the year following the Participant’s Termination of Service.

4.
Participant’s Rights with Respect to the Performance Units.

a)
Nontransferability of Awards. The Performance Units granted hereby are not assignable or transferable, in whole or in part, and may not, directly or indirectly, be offered, transferred, sold, pledged, assigned or otherwise encumbered except by will or by the laws of descent and distribution to the estate of the Participant upon the Participant’s death; provided that the deceased Participant’s beneficiary or representative of the Participant’s estate shall acknowledge and agree in writing, in a form reasonably acceptable to the Plan Administrator, to be bound by the provisions of this Agreement and the Plan as if such beneficiary or the estate were the Participant.

5.
Miscellaneous.

a)
Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

b)
No Right to Continued Employment. Nothing in the Plan or this Agreement shall interfere with or limit in any way the right of the Company or its Affiliates to terminate the Participant’s employment at any time or confer upon the Participant any right to continue in the employ of the Company or its Affiliates.

c)
Interpretation. The Plan Administrator shall have full power and discretion to construe and interpret the Plan (and any rules and regulations issued thereunder) and this Award. Any determination or interpretation by the Plan Administrator under or pursuant to the Plan or this Award shall be final and binding and conclusive on all persons affected hereby.

d)
Tax Withholding. The Company or the Participant’s Employer shall have the right to deduct from all amounts paid to the Participant in cash (whether under the Plan or otherwise) any amount of taxes required by law to be withheld in respect of settlement of the Performance Units under the Plan as may be necessary in the opinion of the Employer to satisfy tax

Exhibit 10.8

withholding required under the laws of any country, state, province, city or other jurisdiction, including but not limited to income taxes, capital gains taxes, transfer taxes, and social security contributions that are required by law to be withheld.
e)
Forfeiture for Financial Reporting Misconduct or Detrimental Activity. If the Company is required to prepare an accounting restatement due to material noncompliance by the Company with any financial reporting requirement, and if the Participant knowingly or grossly negligently engaged in the misconduct or knowingly or grossly negligently failed to prevent the misconduct as determined by the Plan Administrator, or if the Participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, then the Participant shall forfeit and disgorge to the Company (i) any Performance Units granted or vested to the Participant or (ii) any cash received in respect of Performance Units that vested based on the materially non- complying financial reporting. The Company may also cancel or reduce, or require a Participant to forfeit and disgorge to the Company or reimburse the Company for, any Performance Units granted or vested and any gains earned or accrued, due to the vesting or settlement of Performance Units to the extent permitted or required by, or pursuant to any Company policy implemented as required by, applicable law. In addition, the Award is subject to reduction, cancellation, forfeiture or recoupment in the event (a) the Participant engages in any Detrimental Activity; (b) of the Participant’s serious misconduct or breach of fiduciary duty; or (c) the Participant’s violation of the Company’s or Affiliate’s or a Subsidiary’s policies. The determination of whether a Participant’s conduct, activities or circumstances are described in the immediately preceding sentence shall be made by the Plan Administrator in its good faith discretion, and pending any such determination, the Plan Administrator shall have the authority to suspend the payment, delivery or settlement of all or any portion of such Participant’s outstanding Awards pending an investigation of the matter.

f)
Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware regardless of the application of rules of conflict of law that would apply the laws of any other jurisdiction.

g)
Limitation on Rights; No Right to Future Grants; Extraordinary Item of Compensation. By entering into this Agreement and accepting the Performance Units evidenced hereby, the Participant acknowledges: (a) that the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (b) that the Award does not create any contractual or other right to receive future grants of Awards; (c) that

Exhibit 10.8

participation in the Plan is voluntary; (d) that the value of the Performance Units is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service Awards, pension or retirement benefits or similar payments; and (e) that the future value of the Units is unknown and cannot be predicted with certainty.

h)
Employee Data Privacy. By entering into this Agreement and accepting the Performance Units evidenced hereby, the Participant: (a) authorizes the Company and its Affiliates and the Participant’s employer or, if different, any agent of the Company administering the Plan or providing Plan recordkeeping services, to disclose to the Company or any of its Affiliates any information and data the Company requests in order to facilitate the grant of the Award and the administration of the Plan; (b) waives any data privacy rights the Participant may have with respect to such information; and (c) authorizes the Company, its Affiliates and their agents to store and transmit such information in electronic form.

i)
Consent to Electronic Delivery. By entering into this Agreement and accepting the Performance Units evidenced hereby, Participant hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Participant pursuant to applicable securities laws) regarding the Company, the Plan, this Agreement and the Performance Units via Company or Affiliate web site or other electronic delivery.

j)
Headings and Captions. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

k)
Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.